EXHIBIT 99

Capstone Turbine Corporation Posts Record Annual Revenue and Backlog; Improving Gross Margins and Operating Losses

CHATSWORTH, Calif., June 14, 2011 (GLOBE NEWSWIRE) -- Capstone Turbine Corporation (www.capstoneturbine.com) (Nasdaq:CPST), reported operating results for its fiscal year ended March 31, 2011 in its Annual Report on Form 10-K filed with the Securities and Exchange Commission on June 14, 2011.

Financial Summary

Revenue for the fiscal year ended March 31, 2011 was $81.9 million, an increase of 33% from the prior fiscal year. Capstone shipped 611 units in Fiscal 2011, compared to 499 units in the prior fiscal year. Average revenue per unit during Fiscal 2011 improved to approximately $109,000 compared to $98,000 during last fiscal year.

Capstone's backlog at March 31, 2011 was $106.4 million, up 23% from the prior year.

Gross loss for Fiscal 2011 was $0.5 million, or 1% of revenue, compared to a gross loss of $8.4 million, or 14% of revenue for Fiscal 2010. The $7.9 million improvement was the result of $10.2 million related to higher unit sales, improved product margins and increased parts and FPP sales reduced by an increase in production and service center labor and overhead and warranty expense compared to last fiscal year.

"In Fiscal 2011 Capstone again delivered strong top line growth, improved gross margins, managed operational expenses and improved manufacturing efficiencies while simultaneously lowering direct material costs, increasing average selling prices and improving management of inventory and cash flows," said Darren Jamison, Capstone's President and Chief Executive Officer. "Fiscal 2012 looks to be another promising year for Capstone and I look forward to continuing to execute against our strategic business plan, delivering steady growth and ever improving financial results," added Jamison.

Research and development expenses were $7.0 million for both Fiscal 2011 and Fiscal 2010. R&D expenses are reported net of benefits from cost-sharing programs. Although expenses remained flat, there were approximately $0.9 million of such benefits in Fiscal 2011 compared to $1.7 million for last fiscal year. The decrease in benefits was offset by lower salary and consulting expense in the current fiscal year.

Selling, general and administrative expenses were $26.2 million for Fiscal 2011, a decrease of $2.2 million, or 8%, from Fiscal 2010. The net decrease in SG&A expenses was comprised primarily of lower consulting, salary and professional services offset by higher facilities costs and travel.

Capstone's net loss was $38.5 million, or $0.16 per share, for Fiscal 2011, compared to a net loss of $67.2 million, or $0.34 per share, reported for Fiscal 2010. The decrease in net loss was the result of the adoption of Accounting Standards Codification 815 "Derivatives and Hedging" which affects the Company's accounting for warrants with certain anti-dilution provisions. The Company recorded a non-cash charge of $3.7 million to change in fair value of warrant liability for Fiscal 2011. Capstone's net loss for Fiscal 2011 before considering the non-cash warrant liability charge would have been $34.8 million (calculated by subtracting the $3.7 million warrant liability charge from the $38.5 million reported net loss), or $0.14 per share (calculated by subtracting a $0.02 loss per share attributable to the warrant liability charge from the $0.16 loss per share reported). The Company recorded non-cash charges of $22.9 million to change in fair value of warrant liability during Fiscal 2010. Capstone's net loss for Fiscal 2010 before considering the non-cash warrant liability charge would have been $44.3 million (calculated by subtracting the $22.9 million warrant liability expense from the $67.2 million reported net loss), or $0.22 per share (calculated by subtracting a $0.12 per share loss attributable to the warrant liability expense from $0.34 per share reported loss). Capstone's loss from operations for Fiscal 2011 was $33.7 million, or 23% lower than the $43.8 million loss from operations for Fiscal 2010.

Cash and cash equivalents, including restricted cash, at March 31, 2011 were $34.7 million, an increase of $4.7 million from the third quarter of Fiscal 2011. The Company entered into warrant exercise agreements with existing warrant holders during the fourth quarter of Fiscal 2011, resulting in net proceeds of approximately $11.2 million.

Conference Call

The Company will host a conference call today, Tuesday, June 14, at 1:45 p.m. Pacific Time. Access to the live broadcast and a replay of the webcast will be available for 90 days through the Investor Relations page on the Company's website: www.capstoneturbine.com.

About Capstone Turbine

Capstone Turbine Corporation (www.capstoneturbine.com) (Nasdaq:CPST) is the world's leading producer of low-emission microturbine systems, and was the first to market commercially viable microturbine energy products. Capstone Turbine has shipped over 5,000 Capstone MicroTurbine(R) systems to customers worldwide. These award-winning systems have logged millions of documented runtime operating hours. Capstone Turbine is a member of the U.S. Environmental Protection Agency's Combined Heat and Power Partnership, which is committed to improving the efficiency of the nation's energy infrastructure and reducing emissions of pollutants and greenhouse gases. A UL-Certified ISO 9001:2008 and ISO 14001:2004 certified company, Capstone is headquartered in the Los Angeles area with sales and/or service centers in the New York Metro Area, Mexico City, Nottingham, Shanghai and Singapore.

The Capstone Turbine Corporation logo is available at http://www.globenewswire.com/newsroom/prs/?pkgid=6212

This press release contains "forward-looking statements," as that term is used in the federal securities laws, about the execution of our strategic business plan, steady growth and improved financial results. Forward-looking statements may be identified by words such as "expects," "objective," "intend," "targeted," "plan" and similar phrases. These forward-looking statements are subject to numerous assumptions, risks and uncertainties described in Capstone's filings with the Securities and Exchange Commission that may cause Capstone's actual results to be materially different from any future results expressed or implied in such statements. Capstone cautions readers not to place undue reliance on these forward-looking statements, which speak only as of the date of this release. Capstone undertakes no obligation, and specifically disclaims any obligation, to release any revisions to any forward-looking statements to reflect events or circumstances after the date of this release or to reflect the occurrence of unanticipated events.

"Capstone Turbine Corporation" and "Capstone MicroTurbine" are registered trademarks of Capstone Turbine Corporation. All other trademarks mentioned are the property of their respective owners.

CAPSTONE TURBINE CORPORATION AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(In thousands, except share amounts)
	March 31,	March 31,
	2011	2010
Assets
Current Assets:
Cash and cash equivalents	$33,456	$47,270
Accounts receivable, net of allowance for doubtful accounts of $212 at March 31, 2011 and $121 at March 31, 2010	19,329	18,464
Inventories	19,267	19,645
Prepaid expenses and other current assets	2,369	1,335
Total current assets	74,421	86,714
Property, plant and equipment, net	5,939	8,247
Non-current portion of inventories	1,454	3,588
Intangible assets, net	3,574	4,643
Restricted cash	1,250	—
Other assets	381	254
Total	$87,019	$103,446
Liabilities and Stockholders' Equity
Current Liabilities:
Accounts payable and accrued expenses	$20,292	$15,338
Accrued salaries and wages	1,555	1,741
Accrued warranty reserve	1,081	1,036
Deferred revenue	1,153	923
Revolving credit facility	7,080	7,571
Current portion of notes payable and capital lease obligations	214	161
Warrant liability	20,772	26,803
Other current liabilities	—	3,026
Total current liabilities	52,147	56,599
Long-term portion of notes payable and capital lease obligations	83	141
Other long-term liabilities	309	274
Commitments and contingencies	—	—
Stockholders' Equity:
Preferred stock, $.001 par value; 10,000,000 shares authorized; none issued	—	—
Common stock, $.001 par value; 415,000,000 shares authorized; 259,544,911 shares issued and 258,595,291 shares outstanding at March 31, 2011; 243,015,511 shares issued and 242,119,402 shares outstanding at March 31, 2010	260	243
Additional paid-in capital	747,962	721,408
Accumulated deficit	(712,648)	(674,178)
Treasury stock, at cost; 949,620 shares at March 31, 2011 and 896,109 shares at March 31, 2010	(1,094)	(1,041)
Total stockholders' equity	34,480	46,432
Total	$87,019	$103,446

CAPSTONE TURBINE CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)
	Years Ended March 31,
	2011	2010	2009
Revenue	$81,890	$61,554	$43,949
Cost of goods sold	82,427	69,999	49,277
Gross loss	(537)	(8,445)	(5,328)
Operating expenses:
Research and development	6,986	6,954	8,125
Selling, general and administrative	26,203	28,383	28,628
Total operating expenses	33,189	35,337	36,753
Loss from operations	(33,726)	(43,782)	(42,081)
Other income	32	—	—
Interest income	4	8	515
Interest expense	(873)	(673)	(69)
Change in fair value of warrant liability	(3,667)	(22,853)	—
Loss before income taxes	(38,230)	(67,300)	(41,635)
(Benefit) provision for income taxes	240	(59)	82
Net loss	$(38,470)	$(67,241)	$(41,717)
Net loss per common share—basic and diluted	$(0.16)	$(0.34)	$(0.25)
Weighted average shares used to calculate basic and diluted net loss per common share	245,941	199,579	164,462
CONTACT: Investor and investment media inquiries:
         ir@capstoneturbine.com
         818-407-3628